UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2006

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

LCC International, Inc. and LCC Wireless Design Services, LLC, a wholly owned subsidiary of LCC International, Inc. (collectively "LCC"), and Nokia Inc. ("Nokia") entered into an Asset Purchase Agreement on June 2, 2006 (the "Purchase Agreement") pursuant to which Nokia will acquire certain assets and assume certain liabilities, contracts, and personnel associated with the network deployment business of LCC (the "Network Deployment Business") as of the closing date.

Under the Purchase Agreement, LCC will retain all pre-closing billed accounts receivable and all pre-closing accounts payable related to the Network Deployment Business. Certain fixed assets used in the Network Deployment Business will be transferred to Nokia in exchange for a cash payment at closing equal to the value of such assets. All unbilled accounts receivables related to the Network Deployment Business as of the closing date will be transferred to Nokia. Nokia will pay to LCC all amounts collected against the unbilled accounts receivables, for a period of 12 months following closing, as they are billed and collected. Nokia will pay LCC, in cash at closing, an amount equal to 10% of the unbilled accounts receivable being transferred at closing.

In addition, pursuant to a Loan and Security Agreement to be entered into by LCC and Nokia at the closing of the Purchase Agreement (the "Loan Agreement") Nokia will advance to LCC upon request by LCC from time to time during the first 150 days following the closing under the Purchase Agreement an aggregate amount of up to the lesser of 60% of the unbilled accounts receivables transferred at closing as calculated in the Purchase Agreement and $4.2 million. Advances to LCC will be repaid as Nokia collects, and remits to LCC, the unbilled accounts receivables transferred at closing. All amounts advanced shall be due in full 180 days following the closing date. The loan will be secured by a first-priority perfected security interest in (i) the unbilled accounts receivables transferred at closing, and (ii) LCC’s contract rights under the purchase agreement to receive payment from Nokia for the transferred unbilled accounts receivable as they are collected.

LCC will remain liable after the closing of the Purchase Agreement for matters related to LCC’s conduct of the Network Deployment Business before closing, and Nokia will be liable for all matters related to Nokia’s conduct of the Network Deployment Business after closing.

Pursuant to the Purchase Agreement, LCC entered to a non-competition agreement with Nokia whereby LCC agreed that for a period of 18 months following the closing, LCC will not engage in the business of providing network site deployment services in the United States. "Network site deployment services" is defined as the performance of any network site deployment service of the network deployment business, including site acquisition, site permitting and site construction, for clients in the United States where the provision of such services would, individually or in the aggregate, be competitive with network site deployment services currently provided by the network deployment business being transferred. These restrictions do not prohibit LCC from engaging in such services provided the aggregate revenues received from these activities does not exceed 22.5% of LCC’s consolidated revenues.

The foregoing non-competition restrictions terminate upon the occurrence of any of the following events: (i) any sale of all or substantially all of LCC’s business or assets either in the aggregate or in relation to the LCC’s business in the United States; or (ii) any transaction or series of transactions by which any person or persons or entity or entities acquire or obtain more than 50% of LCC’s capital stock or the right to vote more than 50% of LCC’s capital stock; except the non-competition provision will not terminate if the acquiring or obtaining party in a transaction is a person or entity that holds 10% or more (on an as-converted basis) of the outstanding shares of LCC as of the date the purchase agreement was executed.

LCC also agreed that it will not for a period of one year directly or indirectly (i) hire or attempt to hire any LCC employee transferred to Nokia, or (ii) otherwise encourage any transferred employee to leave the employ of Nokia. In addition, neither party will directly or indirectly, or by assisting others, solicit or attempt to solicit any employee of the other party excluding an allowance for general advertisements for employment.

The closing of the transactions contemplated by the purchase agreement will occur on a date designated by Nokia within five business days following satisfaction or waiver of all conditions precedent provided in the Purchase Agreement (which include obtaining certain third party consents), but in no event later than July 15, 2006. LCC expects closing to occur on or about June 30, 2006, followed by a preliminary post-closing reconciliation to be completed within 15 days after closing and a final post-closing reconciliation process to be completed within 90 days after closing.

The Purchase Agreement may be terminated prior to closing (i) by mutual written consent of the parties, (ii) by LCC if Nokia fails to perform its obligations under or breaches a material term of the purchase agreement after notice from LCC and a 10 day cure period, (iii) by Nokia if LCC fails to perform its obligations under or breaches a material term of the purchase agreement after notice from Nokia and a ten day cure period, or (iv) by either party if the closing has not occurred by July 15, 2006.

As part of the transaction, pursuant to a Transition Services Agreement entered into on June 2, 2006, LCC will provide Nokia with transitional services for a period of up to 12 months unless earlier terminated by the parties. Such services include as database administration, vendor and customer invoice processing, purchase order issuance, monthly financial reporting, system support, and the general support and training of Nokia personnel. For such transitional services, Nokia will pay LCC a monthly fee which escalates after the first six months and escalates further after nine months. The Transition Services Agreement terminates if the transactions contemplated by the purchase agreement do not close.

Pursuant to a license agreement to be entered into at the closing, LCC will grant Nokia a non-exclusive, royalty free, worldwide license to its WINDS software for use in the Network Deployment Business for a period of one year or until earlier termination by Nokia.

The foregoing descriptions of the Purchase Agreement and the Loan Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and are incorporated in this Item 1.01 by reference.

A copy of the Company’s press release dated June 5, 2006 is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibit 10.1 Asset Purchase Agreement dated June 2, 2006
(b) Exhibit 10.2 Form of Loan and Security Agreement
(c) Exhibit 99.1 Press Release, dated June 5, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

June 5, 2006	By:	Dean J. Douglas

Name: Dean J. Douglas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated June 2, 2006
10.2	Form of Loan and Security Agreement
99.1	Press Release dated June 5, 2006, issued by LCC International, Inc.